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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/15/1997
                                                             971015241 - 2296783



                      CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                               DIG HOLDING CORP.
                            (a New York corporation)

                                      into

                            WHITE  ROSE FOODS, INC.
                            (a Delaware corporation)



It is hereby certified that:

         l. DIG Holding Corp. (hereinafter referred to as the "Corporation") is a corporation of the State of New York, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.


         2. The Corporation is the owns of 91.8% of the common (voting) stock of White Rose Foods, Inc., and hereby merges itself into White Rose Foods, Inc., a corporation of the State of Delaware.


         3. The following is a copy of the resolutions adopted on the 27th day of December, 1996, by the Board of Directors of the corporation to merge the corporation into White Rose Foods, Inc.:


         RESOLVED that this corporation be reincorporated in the State of Delaware by merging itself into White Rose Foods, Inc. pursuant to the laws of the State of New York and the State of Delaware as hereinafter provided, so that the separate existence of this corporation shall cease as soon as the merger shall become effective, and thereupon this corporation and White Rose Foods, Inc. will become a single corporation, which shall continue to exist under, and be governed by, the laws of the State of Delaware.


         RESOLVED, that the terms and conditions of the proposed Merger are as follows:


         (a) From and after the effective time of the merger, all of the estate, property, rights, privileges, powers, and franchises of this corporation shall become vested in and be held by White Rose Foods, Inc. as fully and entirely and without change or diminution as the same were before held and enjoyed by this corporation, and White Rose Foods, Inc. shall assume all of the obligations of this corporation.
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         (b)     Each share of common stock, [$.01 par value] of this
corporation which shall be issued and outstanding immediately prior to the effective time of the merger shall be converted into .908386 issued and outstanding share of common stock, [$.01 par value], of White Rose Foods, Inc., and, from and after the effective time of the merger, the holders of all of said issued and outstanding shares of common stock of this corporation shall automatically be and become holders of shares of White Rose Foods, Inc. upon the basis above specified, whether or not certificates representing said shares are then issued and delivered.


         (c) After the effective time of the merger, each holder of record of any outstanding certificate or certificates theretofore representing common stock of this corporation may surrender the same to White Rose Foods, Inc. at its office at 380 Middlesex Avenue, Carteret, New Jersey, 07008, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing a pro rata number of shares of common stock of White Rose Foods, Inc. Until so surrendered, each outstanding certificate which prior to the effective time of the merger represented one or more shares of common stock of this corporation shall be deemed for all corporate purposes to evidence ownership of a pro rata number of shares of common stock of White Rose Foods, Inc.


         (d) From and after the effective time of the merger, the Certificate of Incorporation and the By-Laws of White Rose Foods, Inc. shall be the Certificate of Incorporation and the By-Laws of White Rose Foods, Inc. as in effect immediately prior to such effective time.


         (e) The members of the Board of Directors and officers of White Rose Foods, Inc. shall be the members of the Board of Directors and the corresponding officers of White Rose Foods, Inc. immediately before the effective time of the merger.


         (f) From and after the effective time of the merger, the assets and liabilities of this corporation and of White Rose Foods, Inc. shall be entered on the books of White Rose Foods, Inc. at the amounts at which they shall be carried at such time on the respective books of this corporation and of White Rose Foods, Inc., subject to such inter-corporate adjustments or eliminations, if any, as may be required to give effect to the merger; and, subject to such action as may be taken by the Board of Directors of White Rose Foods, Inc. in accordance with generally accepted accounting principles, the capital and surplus of White Rose Foods, Inc. shall be equal to the capital and surplus of this corporation and of White Rose Foods, Inc.


         RESOLVED that, in the event that the proposed merger shall not be terminated, the proper officers of this corporation be and they hereby are authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge itself into White Rose Foods, Inc. and the date of adoption thereof, and to cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the States of New York and Delaware and any other appropriate jurisdiction, necessary or proper to effect this merger.
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         4.      The proposed merger herein certified has been adopted,
approved, certified, executed, and acknowledged by DIG Holding Corp. in accordance with the laws under which it is organized.

Signed on December 27, 1996.

                                               WHITE ROSE FOODS, INC.



                                               By: /s/ Richard B. Neff
                                                  ---------------------------
                                                  Richard B. Neff
                                                  Its Executive Vice President